  EXHIBIT 10.1

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (this "**Amendment**"), effective as of December 27, 2021 (the "**Effective Date**"), is entered into by and between TPT Global Tech, Inc., a Florida corporation (the "Company"), and WHITE LION CAPITAL LLC, a Nevada limited liability company (the "Investor").

RECITALS

WHEREAS, this Amendment is being entered into with reference to that certain Common Stock Purchase Agreement, dated May 28, 2021 (the "Agreement");

WHEREAS, the parties to the Agreement desire to amend the Agreement to extend the "Commitment Period" such that the Company may put amounts to Investor in accordance with the Agreement until December 31, 2022.

NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

Capitalized terms used herein without other definition shall have the respective meanings herein assigned to such terms in the Agreement.

Section 2. Amendment to the Agreement.

Section 1.1 The definition of the term "Commitment Period" in the definitions section of the Note is hereby amended and restated in its entirety to read as follows:

"**Commitment Period**" shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2022.

Effectiveness of Amendment.

The amendment provided in this Amendment shall be conditioned upon, and this Amendment shall not be effective until the execution and delivery of counterparts hereof by the parties hereto.

Section 3. Miscellaneous.

3.1. Notes Ratified. Except as expressly set forth herein, this Amendment shall not be construed to alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are hereby confirmed and ratified in all respects and shall continue in full force and effect.

3.2. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Facsimile signatures shall be considered originals for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

TPT Global Tech, Inc.

DocuSigned by:

By: Stephen Thomas

Name: Stephen Thomas

Title: Chief Executive Officer

WHITE LION CAPITAL LLC

By: ____________

Name: Yash Thukral

Title: Managing Director